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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

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    We  consent to the incorporation by  reference in the registration statement of Willcox & Gibbs, Inc. and subsidiaries on Form S-8 which relate to the 1988 Stock Incentive Plan (No. 33-32648), the 1985 Stock Option Plan (No. 33-4584), the Employee Stock Ownership Plan (No. 33-14148), of our report, which includes an explanatory paragraph regarding the Company's change in method of accounting for income taxes, dated March 15, 1995, except as to the information presented in Note 5 for which the date is March 30, 1995, on our audits of the consolidated financial statements and financial statement schedule of Willcox & Gibbs, Inc. and subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K. We also consent to the reference to our firm as "Experts."

/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

Miami, Florida
March 30, 1995